Exhibit 10.5.1

CHG HEALTHCARE SERVICES, INC.

2006 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD DOCUMENT

GRANT

This Award Document evidences the grant by CHG Healthcare Services, Inc. (the “Company”), in accordance with the CHG Healthcare Services, Inc. 2006 Stock Incentive Plan (the “Plan”) and the terms and conditions below, of a nonqualified stock option (the “Option”) to              (“Employee”) to purchase from the Company              shares of $.01 par value common stock of the Company (the “Stock”) at an Exercise Price per share equal to $            . This Option is granted effective as of             , 20         (the “Grant Date”). The Company does not intend that this Option constitute an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

CHG HEALTHCARE SERVICES, INC.

By:
Title:

TERMS AND CONDITIONS

§ 1 Plan. This Option is subject to all of the terms and conditions set forth in the Plan and this Award Document; provided, however, that to the extent a provision of the Plan could be interpreted to permit the Committee to modify an Option such that the Exercise Price would be less than Fair Market Value as of the Grant Date or the date of such modification, such provision is not incorporated by reference herein. All capitalized terms not otherwise defined in this Award Document shall have the respective meaning of such terms as defined in the Plan. If any term or condition set forth in this Award Document is inconsistent with a provision of the Plan incorporated by reference herein, the Plan shall control. A copy of the Plan will be made available to Employee at the Company’s principal executive offices, during the Company’s regular business hours, upon written request to the Secretary of the Company.

§ 2 Exercise Rights.

(a) General Rule. On each of the first, second and third anniversaries of the Grant Date, Employee shall be vested and have the right to exercise this Option with respect to 25% of the total number of shares of Stock underlying this Option as of the

Grant Date (the “Shares”), rounded down to the next whole share, if Employee remains continuously employed by the Company or a Subsidiary or Parent until such anniversary of the Grant Date. On the fourth anniversary of the Grant Date, Employee shall be vested and have the right to exercise this Option with respect to all remaining nonvested Shares provided Employee remains continuously employed by the Company or a Subsidiary or Parent until such anniversary.

(b) Termination of Employment.

(1) General. If Employee’s employment terminates other than due to “Cause” (as defined in Section 2(c)(1)), this Option, to the extent vested, shall remain exercisable during the Extended Exercise Period (as defined in Section 2(c)(3)) and shall be forfeited (to the extent not exercised) at the end of the Extended Exercise Period. The nonvested portion of this Option shall be forfeited upon termination of employment.

(2) Cause. If Employee’s employment is terminated for “Cause” (as defined in Section 2(c)(1)), this Option (to the extent not exercised) shall be forfeited upon such termination of employment.

(c) Definitions.

(1) Cause. For purposes of this Award Document, “Cause” means (A) insubordination or refusal or failure to carry out the duties and responsibilities of Employee’s position or to abide by the policies or procedures of the Company or a Subsidiary or Parent to the extent such refusal or failure is not cured within 30 days after receiving written notice from the Company or Subsidiary or Parent; (B) engaging in willful misconduct or gross negligence in the performance of Employee’s duties and responsibilities; (C) engaging in conduct which is dishonest, criminal, fraudulent, or otherwise involves moral turpitude, or which is materially injurious to the property, business or reputation of the Company or a Subsidiary or Parent; or (D) a material breach of any agreement between Employee and the Company or a Subsidiary or Parent.

(2) Disability. For purposes of this Award Document, “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(3) Extended Exercise Period. For purposes of this Award Document, the phrase “Extended Exercise Period” means the period beginning upon termination of employment (other than for Cause) and ending on the earliest to occur of

(A) the expiration of the life of this Option as described in Section 3,

(B) if the termination is due to death or Disability (as defined in Section 2(c)(2)), one year from the date of termination, and

(C) if the termination is due to reasons other than death, Disability or Cause, 60 days from the date of termination.

(d) Employment Status. A transfer of Employee between or among the Company and any Subsidiary or Parent shall not be treated as a termination of employment with the Company under the Plan or this Award Document.

§ 3 Life of Option. This Option shall expire and shall not be exercisable for any reason on or after the tenth anniversary of the Grant Date.

§ 4 Method of Exercise of Option. Employee may exercise this Option in whole or in part (to the extent this Option is otherwise exercisable under Section 2) on any normal business day of the Company by (a) delivering this Award Document to the Company at its principal executive offices or to the Company’s designee at such other address designated by the Company, together with written notice of the exercise of the Option, and (b) simultaneously paying to the Company the Exercise Price. The payment of such Exercise Price shall be made either in cash, by delivery to the Company of certificates (properly endorsed) for shares of Stock registered in Employee’s name that are acceptable to the Committee or its delegate, or by “attestation” of such shares, or in any combination of cash and such Stock that results in payment in full of the Exercise Price. A payment by check or electronic funds transfer acceptable to the Committee or its delegate shall be treated as a payment in cash. The Exercise Price in addition may be paid through (i) any cashless exercise procedure acceptable to the Committee or its delegate and facilitated through by a broker unrelated to the Company and a sale of Stock or (ii) any other “cashless exercise” procedure acceptable to the Committee or its delegate to the extent permitted by applicable law and to the extent such procedure does not result in accounting treatment that the Committee or its delegate, in its discretion, determines could adversely affect the Company (or a Subsidiary or Parent). Stock that is tendered as payment (in whole or in part) of the Exercise Price shall be valued at its Fair Market Value on the date the Option is exercised.

§ 5 Change in Control. If there is a Change in Control, then the terms of the Employment Agreement, if any, governing stock options shall apply. In addition, if there is a Change in Control, and the agreement related to the Change in Control does not provide for the assumption or substitution of this Option, the rules of Section 17.1 of the Plan shall apply.

§ 6 Stock Issuance. The Company shall designate for the account of Employee on the books and records of a transfer agent or financial institution designated by the Company and issue to the Employee any Stock purchased pursuant to the exercise of this Option as soon as practicable after such exercise, and such registration and issuance shall discharge the Company of all of its duties and responsibilities with respect to this Option.

§ 7 Nontransferable. Except as expressly authorized by the Committee, no rights granted under this Option shall be transferable by Employee other than by will or by the laws of descent and distribution, and the rights granted under this Option shall be exercisable during Employee’s lifetime only by Employee. The person or persons, if any, to whom this Option is transferred by will or by the laws of descent and distribution or through a Committee authorization shall be treated after Employee’s death the same as Employee under this Award Document.

§ 8 No Right to Continue Service. Neither the Plan, this Option, nor any related material shall give Employee the right to continue in employment by the Company or any Subsidiary or Parent or shall adversely affect the right of the Company or a Subsidiary or Parent to terminate Employee’s employment with or without Cause at any time.

§ 9 Stockholder Status. Employee shall have no rights as a stockholder with respect to any shares of Stock under this Option until such shares have been duly issued to Employee. Except as expressly set forth in the Plan, no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock.

§ 10 Other Laws. If any change in circumstances after the grant of this Option would create a substantial risk for the Company that the issuance or transfer of any Stock under this Option to Employee at the time Employee attempts to exercise this Option would violate any applicable law or regulation, the Company at that time shall take such action as the Committee deems fair and reasonable and permissible under such law or regulation either (a) to continue to maintain the status of this Option as outstanding until Employee can exercise this Option without any substantial risk of such a violation or (b) to fully and fairly compensate Employee for the cancellation of this Option and thereafter to cancel this Option.

§ 11 Securities Registration. As a condition to the receipt of any shares of Stock pursuant to the exercise of this Option, Employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect.

§ 12 Non-competition and Non-solicitation.

(a) Non-competition. Employee agrees that while the Employment Agreement is in effect and for a period of 1 year following its termination (regardless of the manner or validity of termination), Employee shall not, throughout the United States, directly or indirectly, become or remain interested in, associated with, own, serve as an officer, director, partner, shareholder, employee, agent, advisor or consultant to, become indebted to, or be employed by any person or entity that is engaged in the Business or any other business substantially similar to or in competition with that of the Company’s. Employee acknowledges that because of Employee’s access to the Company’s Confidential Business Information, and because of the nationwide nature of the Business, a violation of this covenant will cause irreparable injury to the Company.

(b) Non-Solicitation of Healthcare Personnel or Clients. Employee shall not, while the Employment Agreement is in effect and for a period of 2 years following its termination (regardless of the manner or validity of termination), at any time or in any manner, either directly or indirectly, for Employee’s own behalf or for or on behalf of any person or entity (other than the Company), solicit or attempt to solicit any business similar to the Business from Healthcare Personnel or Clients of the Company and/or direct or attempt to direct any Business away from the Company. “Healthcare Personnel” or “Client” shall mean, in addition to the definitions assigned below, any person or entity that the Company has dealt with or provided services to, regardless of whether such person or entity was solicited or provided services by Employee at any time during Employee’s employment, whether during the usual hours of employment or otherwise.

(c) Non-Solicitation of Employees, No Hire of Employees. Employee agrees that while the Employment Agreement is in effect and for a period of 2 years following its termination (regardless of the manner or validity of termination) at any time or in any manner, either on the Employee’s own behalf or for or on behalf of any person or entity (other than the Company), Employee will not, directly or indirectly, solicit, divert or otherwise cause, attempt to cause or encourage employees or agents of the Company to enter into any employment, consulting or advisory arrangement or contract with or to perform any services for or on behalf of Employee or any person or entity (other than the Company), or to enter into any kind of business, including without limitation the Business or any similar business unless such employee or former employee that has as of such time not been employed by the Company for a period in excess of 12 months. Employee further agrees that while the Employment Agreement is in effect and for a period of 2 years following its termination (regardless of the manner or validity of termination) at any time or in any manner, either on the Employee’s own behalf or for or on behalf of any person or entity (other than the Company), Employee will not, directly or indirectly, hire or engage or attempt to hire or engage, in any capacity, any employee or former employee that has as of such time not been employed by the Company for a period in excess of 12 months.

(d) Definitions.

(1) Business. For purposes of this Award Document, “Business” means the business in which the Company is engaged on a nationwide basis of recruiting, staffing and placing Healthcare Personnel for positions with Clients on a temporary or permanent basis as employees or as independent contractors of either the Company or the Client.

(2) Clients. For purposes of this Award Document, “Clients” means healthcare institutions, medical practices, clinics, hospitals and all types of healthcare businesses that are clients of the Company, and “Client” means any such client of the Company.

(3) Confidential Business Information. For purposes of this Award Document, the phrase “Confidential Business Information” means the Company’s trade secrets and other confidential business information, including but not limited to plans, programs, processes, procedures and manners of operation, computer systems, customized software, management information systems, manuals, Clients, Client lists, Client prospects, Healthcare Personnel, Healthcare Personnel lists, Healthcare Personnel prospects, financial, statistical and accounting data, methods and types of recruitment and placement services, methods of service preferred by Clients and Healthcare Personnel, ideas, marketing programs, fees paid by Clients, fees, salaries and bonuses of Healthcare Personnel, work assignments and capabilities of officers and employees, documents, agreements, contracts and other arrangements, personnel information, matters of internal organization and other confidential information.

(4) Employment Agreement. For purposes of this Award Document, “Employment Agreement” means the most current employment agreement, if any, entered into between Employee and the Company or a Subsidiary or Parent.

(5) Healthcare Personnel. For purposes of this Award Document, “Healthcare Personnel” means healthcare personnel, including without limitation physicians and allied healthcare professionals of all specialties, recruited, staffed and/or placed by the Company for positions with Clients on a temporary or permanent basis as employees or as independent contractors of either the Company or the Client.

§ 13 Withholding. Employee shall have the right to satisfy the minimum statutory federal and state tax withholding requirements arising out of the exercise of this Option by electing to have the Company withhold shares of Stock that otherwise would be transferred to Employee as a result of the exercise of this Option. In addition, the Company or a Subsidiary or Parent shall have the right upon the exercise of this Option to take such action, if any, as the Company or Subsidiary or Parent deems necessary or appropriate to satisfy the minimum statutory federal and state tax withholding requirements arising out of the exercise of this Option including (but not limited to) requiring Employee to make a cash payment to the Company or Subsidiary or Parent to satisfy the minimum statutory withholding requirements.

§ 14 Governing Law. The Plan and this Option shall be governed by the laws of the State of Delaware.

§ 15 Complete Agreement. This Award Document, together with the Plan (to the extent incorporated by reference herein) embodies the complete agreement and understanding between the Company and Employee with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Company and Employee, written or oral, which may have related to the subject matter hereof in any way.

§ 16 Binding Effect. This Option shall be binding upon the Company and Employee and their respective heirs, executors, administrators and successors.

§ 17 Headings and Sections. The headings contained in this Award Document are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option. Any references to sections (§) in this Award Document shall be to sections (§) of this Award Document unless otherwise expressly stated as part of such reference.

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